Exhibit C

LOCK-UP LETTER

                    , 2011

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Enphase Energy, Inc., a Delaware corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period (the “Restricted Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions during the Restricted Period; (b) transfers of shares of Common Stock or any security convertible into Common Stock as (i) a bona fide gift, (ii) by will or intestate succession, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iv) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, (B) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (C) to another corporation, partnership, limited liability company or other business entity solong as the transferee is an affiliate of the undersigned, provided that in the case of any transfer or distribution pursuant to this clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter prior to or upon such transfer and (ii) no filing under Section 16(a) of the Exchange Act, reporting a disposition of shares of Common Stock or any other reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period; (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; (d) the exercise by the undersigned of any option to purchase shares of Common Stock granted by the Company pursuant to the Company’s 2006 Equity Incentive Plan, 2011 Equity Incentive Plan, or 2011 Employee Stock Purchase Plan, or any warrant issued by the Company to purchase shares of Common Stock, provided that in the case of any transfer pursuant to this clause (d), (i) the restrictions in the foregoing sentence shall apply to any shares of Common Stock received by the undersigned upon such exercise (for the avoidance of doubt, broker-assisted cashless exercises are not permitted hereunder) and (ii) no filing under Section 16(a) of the Exchange Act, reporting any disposition of shares of Common Stock or any other reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period; (e) any transfer to the Company of shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock (i) upon a vesting event of the Company’s securities or the exercise of options issued pursuant to the Company’s 2006 Equity Incentive Plan, 2011 Equity Incentive Plan, or 2011 Employee Stock Purchase Plan in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon such vesting or exercise or (ii) in exercise of the Company’s right to repurchase or reacquire the undersigned’s securities pursuant to agreements that permit the Company to repurchase or reacquire such securities upon termination of the undersigned’s services to the Company, provided that in the case of any transfer pursuant to this clause (e), no filing under Section 16(a) of the Exchange Act, reporting a disposition of shares of Common Stock or any other reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period; (f) any transfer of shares of Common Stock acquired pursuant to the Company’s 2011 Employee Stock Purchase Plan, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer during the Restricted Period; or (g) any transfers of the undersigned’s securities pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned has received prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall terminate automatically upon the earliest to occur, if any, of (a) the date the Company advises Morgan Stanley, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering and (b) December 31, 2011 if, and only if, the Public Offering has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

Signature Page to Lock-Up Agreement